UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2009

Medis Technologies Ltd.
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	0-30391 (Commission File No.)	13-3669062 (IRS Employer Identification No.)

805 Third Avenue
New York, New York 10022
(Address of principal executive offices)

Registrant’s telephone number:  (212) 935-8484

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in Item 1.01 of our Current Report on Form 8-K, which we filed with the Securities and Exchange Commission (the “SEC”) on June 9, 2009, and which is incorporated herein by reference, on June 8, 2009, we entered into a Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Volation Capital Partners, LLC (the “Investor”) relating to the issuance and sale by us of up to $5,000,000 of our Series B Preferred Stock (the “Preferred Stock”) and five-year warrants (each, a “Warrant”) to purchase shares of our common stock.

As previously disclosed in Item 1.01 of our Current Report on Form 8-K, which we filed with the SEC on June 22, 2009, and which is incorporated herein by reference, on June 16, 2009, we entered into a Loan Agreement and Promissory Note, dated as of June 8, 2009 (the “Loan Agreement”), between us and the Investor, pursuant to which (i) the Investor made a $550,000 short-term loan (the “Loan”) to us and (ii) the terms of the Purchase Agreement were amended with respect to (A) the timing and delivery of the first notice to purchase Preferred Stock (the “Notice”) to be delivered by us under the terms of the Purchase Agreement and the related closing of the first issuance of Preferred Stock thereunder (the “Closing”) and (B) the method for setting the exercise price for the Warrant to be issued in connection with the delivery of the Notice.

On June 30, 2009, we and the Investor agreed to further amend the terms of the Purchase Agreement.  The agreed amendments apply solely with respect to the Notice and Closing, and relate to the timing for delivery of the Notice and consummation of the related Closing as well as the method for setting the exercise price for the Warrant to be issued in connection with the delivery of the Notice.  Pursuant to the terms of this amendment, we and the Investor agreed that (i) on the date on which the Investor shall have borrowed at least 6,500,000 freely tradable shares of our common stock from our non-affiliated stockholders, we would deliver the Notice to the Investor, (ii) on the same date, we would also issue to the Investor or an affiliate of the Investor the Warrant, exercisable for shares of our common stock at an exercise price of $0.42 per share, and (iii) the Investor would accelerate the Closing such that it would take place on the date of delivery of the first Notice.

On July 1, 2009, pursuant to the terms of the Notice delivered to the Investor under the Purchase Agreement, we issued 242 shares of Series B Preferred Stock to the Investor at a price per share of $10,000 and we received proceeds of $1,619,000 (net of fees payable to the Investor, including a one-time commitment fee of $250,000, amounts necessary to repay the Loan and all interest accrued thereon, and other fees and expenses of the offering).  In addition, we issued to an affiliate of the Investor, Ovation Alpha Capital, Ltd. (“Ovation”), a Warrant to purchase up to 7,780,603 shares of our common stock at an exercise price of $0.42 per share.  The offer and sale of our Preferred Stock to the Investor and the Warrant to Ovation pursuant to the terms of the Purchase Agreement was not registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon the exemption from registration under Section 4(2) of the Securities Act as such transactions did not involve a public offering of securities.  As a result of the consummation of the sale of the Preferred Stock as described above, all of our obligations and liabilities arising under the Loan Agreement, including with respect to the repayment of the principal amount of the Loan and all interest accrued thereon, were satisfied in full.

The Preferred Stock and Warrants and the common stock issuable upon exercise of the Warrants will not be or have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 in this Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2009
MEDIS TECHNOLOGIES LTD.

By:	/s/ Jose Mejia
Name: Jose Mejia
Title: Chairman, CEO and President